UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2019 (October 4, 2019)

BUILDERS FIRSTSOURCE, INC.

(Exact Name of Registrant as Specified in its Charter)

0-51357	Delaware	52-2084569
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600, Dallas, Texas 75201

(Address of Principal Executive Offices)

(214) 880-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	BLDR	NASDAQ Stock Market LLC

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported by Builders FirstSource, Inc. (the “Company”), on August 19, 2019, after over 14 years of service on the Board of Directors (the “Board”) of the Company, Robert C. Griffin retired from his position on the Board, including his position on the Board’s Audit Committee, for personal reasons.

On October 4, 2019, the Company received a letter from the NASDAQ Stock Market (“NASDAQ”) notifying the Company that it was not in compliance with NASDAQ Listing Rule 5605(c)(2)(A), which requires the Company’s Audit Committee to consist of at least three independent directors.  After Mr. Griffin’s departure from the Company’s Audit Committee, the committee currently consists of two independent directors.

The Company intends to rely upon a cure period under NASDAQ Listing Rule 5605(c)(4)(B), which expires upon the later of (i) the Company’s next annual shareholders meeting (but not later than August 19, 2020) or (ii) February 17, 2020 if the next annual meeting of the Company’s shareholders is held before that date.

The Board is currently reviewing options for Mr. Griffin’s replacement on the Board and for filling the vacancy on the Audit Committee left by his retirement.  The Company expects to be in compliance with the NASDAQ audit committee composition requirements on or prior to the expiration of the cure period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.

Dated: October 10, 2019	By:	/s/ Donald F. McAleenan
	Name:	Donald F. McAleenan
	Title:	Senior Vice President, General Counsel and Secretary